UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 13, 2007
ZIPREALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
2000 Powell Street, Suite 300
Emeryville, CA 94608

(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (510) 735-2600
Not Applicable

(Former name or former address, if changed since last
report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
(a)	Not applicable.

(b)	On September 14, 2007, Mr. Williams and ZipRealty, Inc. (the “Company”) entered into a Separation Agreement and Release (the “Agreement”). Pursuant to the Agreement, Mr. Williams will be entitled to a payment equal to nine (9) weeks of his then current base salary, reimbursement of Mr. Williams’ share of Cobra payments for six months, and relief of the obligation to reimburse the Company certain relocation expenses in the amount of $15,000. The Agreement, a copy of which is furnished herewith, also contains a release and waiver customary for agreements of this nature.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(a)	Not applicable.

(b)	On September 14, 2007 Richard Williams resigned as Chief Accounting Officer of ZipRealty. A brief description of the Agreement executed by the Company and Mr. Williams is provided under Item 1.01.

(c)	On June 4, 2007, as described in the Company’s Current Report on Form 8-K filed on that same date, the Board of Directors of the Company promoted J. Patrick Lashinsky, the then current President, to the additional position of Chief Executive Officer. Mr. Lashinsky’s business experience is described in the Company’s Current Report on Form 8-K filed on December 14, 2006, which Section 5.02(c) is incorporated herein by this reference. In connection with Mr. Lashinsky’s appointment to Chief Executive Officer, on September 13, 2007, the Compensation Committee granted Mr. Lashinsky 225,000 shares of restricted stock and approved entering into a Restricted Stock Agreement (the “RSA”, a copy of which is furnished herewith). Pursuant to the RSA, 28,125 shares of restricted stock vests six months after June 4, 2007 (the “vesting commencement date”), and 28,125 shares vest every six months after the vesting commencement date, provided Mr. Lashinsky remains employed by the Company. Also on September 13, 2007, the Compensation Committee granted Mr. Lashinsky a stock option to purchase up to 300,000 shares of common stock at an exercise price equal to the fair market value of the Company’s stock on the date of the grant. Twenty-five percent (25%) of the stock subject to the stock option will vest twelve months after June 4, 2007, and thereafter at the rate of 1/48 per month for thirty six months, provided Mr. Lashinsky remains employed by the Company, and subject to the standard terms applicable to the Company’s option grants and the Stock Option Agreement, a copy of which is furnished herewith, executed by Mr. Lashinsky and the Company in connection therewith.

(d)	Not applicable.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are furnished with this report on Form 8-K:

10.1	Settlement and Release Agreement

10.2	Restricted Stock Agreement

10.3	Stock Option Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC. a Delaware corporation
Dated: September 19, 2007	By:	/s/ Larry Bercovich
Larry Bercovich
Vice President, Secretary, and General Counsel

INDEX TO EXHIBITS

Exhibit	Description

10.1	Settlement and Release Agreement

10.2	Restricted Stock Agreement

10.3	Stock Option Agreement